Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

Health Discovery Corporation
Savannah, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171059) of Health Discovery Corporation of our report dated March 29, 2011, relating to the consolidated financial statements included the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,

/s/ Hancock Askew & Co., LLP

Savannah, Georgia March 29, 2011